Exhibit 4(d)

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of July 18, 2019 among CRACKER BARREL OLD COUNTRY STORE, INC., a Tennessee corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent.  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below and amended hereby).

RECITALS

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent, have entered into that certain Credit Agreement dated as of September 5, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Amendments.  Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a)           Section 1.01 of the Credit Agreement is amended to add the following new defined terms in the appropriate alphabetical order:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 9.25.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“First Amendment Closing Date” means July 18, 2019.

“Punch Bowl” means PBS Holdco, LLC, a Delaware limited liability company.

“Punch Bowl Investment” means (i) the acquisition or subscription by a Loan Party of approximately 46% of the voting Equity Interests on a fully diluted basis and approximately 54% of the aggregate Equity Interests in Punch Bowl on a fully diluted basis, for an aggregate purchase price of not more than $89,100,000, (ii) the acquisition by a Loan Party of that certain promissory note issued by Punch Bowl as of February 22, 2019 in favor of Eatertainment Holdings, LLC having a face value of $2,400,000 for a purchase price equal to the face value thereof plus accrued interest thereon, (iii) the acquisition by a Loan Party of certain promissory notes issued by Punch Bowl as of June 2019 and July 2019 in favor of Eatertainment Holdings, LLC having an aggregate face value of approximately $4,500,000 million for a purchase price equal to the face value thereof plus accrued interest thereon, and (iv) additional Investments by a Loan Party in Punch Bowl or the purchase of existing Punch Bowl debt in connection with the closing, in an aggregate amount not to exceed $10,000,000, less the amount of promissory notes acquired  pursuant to the preceding clause (iii), in each case pursuant to the Punch Bowl Investment Agreements.

“Punch Bowl Investment Agreements” means (i) the  Purchase and Subscription Agreement dated as of the First Amendment Closing Date by and among, inter alios, CB Eatertainment, Inc., a wholly-owned subsidiary of the Borrower as the buyer party thereto, Punch Bowl and Eatertainment Holdings, LLC, as the seller party thereto, and (ii) the Second Amended and Restated Limited Liability Company Agreement of Punch Bowl, dated as of the First Amendment Closing Date, by and among the members party thereto.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 9.25.

“Supported QFC” has the meaning specified in Section 9.25.

“U.S. Special Resolutions Regimes” has the meaning specified in Section 9.25.

(b)          The definition of “Subsidiary” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries. Notwithstanding the foregoing, Punch Bowl and its Subsidiaries (if any) shall not be considered Subsidiaries of the Borrower or of any Subsidiary of the Borrower for so long as the Borrower and its Subsidiaries own not more than 50% of the voting Equity Interests in Punch Bowl on a fully diluted basis and Punch Bowl and its Subsidiaries are not consolidated with the Borrower and the Borrower’s Subsidiaries in accordance with GAAP.

(c)          Section 1.07 of the Credit Agreement is amended and restated in its entirety to read as follows:

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SECTION 1.07 Times of Day; Rates.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

(d)         Section 5.02(f) of the Credit Agreement is amended by (i) deleting the word “and” at the end of clause (viii) thereof; (ii) amending and restating clause (ix) thereof in its entirety to read as set forth below; and (iii) adding a new clause (x) to read as set forth below:

(ix)        (A) the Punch Bowl Investment on the First Amendment Closing Date and (B) after (or substantially concurrent with) the consummation of the Punch Bowl Investment on the First Amendment Closing Date, additional Investments in Punch Bowl or the purchase of existing Punch Bowl debt, in an aggregate amount not to exceed $41,000,000 during the term of this Agreement, so long as (in the case of both clause (A) and clause (B)) (1) immediately after giving effect to any such Investment and any related incurrence of Indebtedness, (x) the Consolidated Total Leverage Ratio shall be at least 0.25:1.00 less than the ratio required to be maintained at such time by Section 5.04(a), such compliance to be determined on a pro forma basis as though such Investment (and any related incurrence of Indebtedness) had been consummated as of the first day of the fiscal period covered thereby, and (y) the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 5.04, such compliance to be determined on a pro forma basis as though such Investment (and any related incurrence of Indebtedness) had been consummated as of the first day of the fiscal period covered thereby, (2) immediately before and immediately after giving effect to any such Investment and any related incurrence of Indebtedness, no Default shall have occurred and be continuing and (3) the Borrower shall have delivered to the Administrative Agent, on behalf of the Lender Parties, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent,  certifying that all of the requirements set forth in this clause (ix) have been satisfied or will be satisfied on or prior to the consummation of such Investment; and

(x)         Investments that comprise the assets of the Non-Qualified Deferred Compensation Plan.

(e)           Article IX of the Credit Agreement is amended to add a new Section 9.25 immediately following Section 9.24 of the Credit Agreement to read as follows:

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9.25      Acknowledgement Regarding Any Supported QFC.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Obligation or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

2.            Conditions Precedent.  This Amendment shall be effective upon satisfaction of the following conditions precedent:

(a)          receipt by the Administrative Agent of counterparts of this Amendment duly executed by (i) an authorized officer acceptable to the Administrative Agent of each Loan Party, (ii) the Required Lenders, and (iii) the Administrative Agent; and

(b)         the Borrower shall have paid all reasonable costs and expenses of the Administrative Agent (including reasonable and documented fees and expenses of its legal counsel) in connection with this Amendment to the extent invoiced prior to or on the date hereof (paid directly to such counsel if requested by the Administrative Agent), without prejudice to a final settling of accounts between the Administrative Agent and the Borrowers.

3.            Miscellaneous.

(a)          The Credit Agreement (as amended hereby) and the obligations of the Loan Parties thereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms.  This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of any Loan Document or a waiver by the Administrative Agent or any Lender of any rights and remedies under the Loan Documents, at law or in equity.

(b)         Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents, and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents.

(c)          The Borrowers and the Guarantors hereby represent and warrant to the Administrative Agent and the Lenders as follows:

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(i)          Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment.  This Amendment and the execution and performance hereof by the Loan Parties do not conflict with any Loan Party’s organizational documents or any law, agreement or obligation by which any Loan Party is bound.

(ii)         This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity.

(iii)        No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment.

(d)         The Loan Parties represent and warrant to the Administrative Agent and the Lenders that (i) after giving effect to this Amendment, the representations and warranties contained in each Loan Document are true and correct in all material respects (or, in the case of any representation or warranty that is qualified by materiality or Material Adverse Effect, such representation or warranty is true and correct in all respects) on and as of the date hereof as though made on and as of the date hereof, other than any such representations or warranties that, by their express terms, refer to a specific earlier date, in which case as of such specific date, and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e)          This Amendment shall constitute a Loan Document for all purposes. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.  This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Amendment will inure to the benefit of and bind the respective successors and permitted assigns of the parties hereto.

(f)          THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE TERMS OF SECTIONS 9.05 AND 9.06 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	CRACKER BARREL OLD COUNTRY STORE, INC.,
a Tennessee corporation

	By:	/s/Jill M. Golder
		Name:	Jill M. Golder
		Title:	Senior Vice President and Chief Financial Officer

GUARANTORS:	CBOCS SUPPLY, INC.,
a Tennessee corporation

	By	/s/Richard M. Wolfson
		Name:	Richard M. Wolfson
		Title:	Secretary

CBOCS WEST, INC.,
a Nevada corporation

	By	/s/Richard M. Wolfson
		Name:	Richard M. Wolfson
		Title:	Secretary

CB MUSIC LLC,
a Tennessee limited liability company

	By	/s/Richard M. Wolfson
		Name:	Richard M. Wolfson
		Title:	Secretary

[Signature Pages Continue]

CRACKER BARREL OLD COUNTRY STORE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

CBOCS PENNSYLVANIA, LLC,
a Pennsylvania limited liability company

By	/s/ Richard M. Wolfson
	Name:	Richard M. Wolfson
	Title:	Secretary

CBOCS DISTRIBUTION, INC.,
a Tennessee corporation

By	/s/Jeffrey M. Wilson
	Name:	Jeffrey M. Wilson
	Title:	Secretary

ROCKING CHAIR, INC.,
a Nevada corporation

By	/s/Donna Roberts
	Name:	Donna Roberts
	Title:	Secretary

CBOCS TEXAS, LLC,
a Tennessee limited liability company

By	/s/Jeffrey M. Wilson
	Name:	Jeffrey M. Wilson
	Title:	Secretary

CBOCS PROPERTIES, INC.,
a Michigan corporation

By	/s/S. Victoria Harvey
	Name:	S. Victoria Harvey
	Title:	Secretary

CRACKER BARREL OLD COUNTRY STORE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT
AND COLLATERAL AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

	By:	/s/Joan Mok
Name:	Joan Mok
Title:	Vice President

CRACKER BARREL OLD COUNTRY STORE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

LENDERS:	BANK OF AMERICA, N.A.,
as an Issuing Bank, Swing Line Bank and a Lender

	By:	/s/Robert J. Beckley
		Name:	Robert J. Beckley
		Title:	Senior Vice President

CRACKER BARREL OLD COUNTRY STORE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as an Issuing Bank and a Lender

By:	/s/Maureen Malphus
	Name:	Maureen Malphus
	Title:	Vice President

CRACKER BARREL OLD COUNTRY STORE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “RABOBANK NEDERLAND”, NEW YORK BRANCH, as a Lender

By:	/s/Chris Grimes
	Name:	Chris Grimes
	Title:	Executive Director

By:	/s/Jennifer Smith
	Name:	Jennifer Smith
	Title:	Vice President

CRACKER BARREL OLD COUNTRY STORE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

REGIONS BANK, as a Lender

By:	/s/Scott C. Tocci
	Name:	Scott C. Tocci
	Title:	Managing Director

CRACKER BARREL OLD COUNTRY STORE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

SUNTRUST BANK, as a Lender

By:	/s/Katie Lundin
	Name:	Katie Lundin
	Title:	Director

CRACKER BARREL OLD COUNTRY STORE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/Sean P. Walters
	Name:	Sean P. Walters
	Title:	Vice President

CRACKER BARREL OLD COUNTRY STORE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/Steven Thompson
	Name:	Steven Thompson
	Title:	Vice President

CRACKER BARREL OLD COUNTRY STORE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/Creighton Reiss
	Name:	Creighton Reiss
	Title:	Vice President

CRACKER BARREL OLD COUNTRY STORE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

SYNOVUS BANK, as a Lender

By:	/s/Chandra Cockrell
	Name:	Chandra Cockrell
	Title:	Corporate Banker

CRACKER BARREL OLD COUNTRY STORE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

PINNACLE BANK, as a Lender

By:	/s/William H. Diehl
	Name:	William H. Diehl
	Title:	Senior Vice President

CRACKER BARREL OLD COUNTRY STORE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT